SERIES SCHEDULE DATED SEPTEMBER __, 2014 TO
                            ADMINISTRATION AGREEMENT
                         DATED AS OF FEBRUARY 12, 2014
                                    BETWEEN
                      THE ADVISORS' INNER CIRCLE FUND III,
                                      AND
             LOGAN CIRCLE PARTNERS, L.P. (THE "INVESTMENT ADVISOR")
                  ON BEHALF OF THE LOGAN CIRCLE PARTNERS FUNDS
                                      AND
                     SEI INVESTMENTS GLOBAL FUNDS SERVICES


FUNDS: [NAME OF FUNDS] and any additional funds established subsequent to the date hereof (each a "Fund" and collectively, the "Funds")

ADMINISTRATION AND                      The following fees shall be calculated
FUND ACCOUNTING FEES:                   daily and payable monthly to SEI under
                                        the Amended Agreements out of the assets of each Fund, except to the extent the Adviser agrees to waive its fees or reimburse the Fund's expenses, in which case such fees shall be paid by the Adviser. Each Fund will be charged the greater of its Asset Based Fee or its Annual Minimum Fee. The fees applicable to each Fund will be based on the investment strategy of the Fund as set forth below.

CORE PLUS OR HIGH YIELD FUND            10 basis points on the first $500
FUND ASSET BASED FEE:                   million in assets;
                                        9 basis points for assets between $500
                                        and $750 million;
                                        8 basis points for all assets in excess
                                        of $750 million.

MULTI-SECTOR FUND                       12 basis points on the first $500
ASSET BASED FEE:                        million in assets;
                                        10 basis points for assets between $500
                                        and $750 million;
                                        9 basis points for all assets in excess
                                        of $750 million.

EQUITY GROWTH FUND                      10 basis points on the first $500
FUND ASSET BASED FEE:                   million in assets;
                                        8 basis points for all assets in excess
                                        of $500 million.

                                        The Asset Based Fees shall be calculated based on the aggregate average daily net assets of a Fund during the relevant period.

ANNUAL MINIMUM FEE:                     The initial Annual Minimum Fee shall be
                                        $100,000 for each Fund with either a
                                        Core Plus or High Yield investment
                                        strategy, $110,000 for each Fund with
                                        a Multi-Sector investment strategy, and
                                        $100,000 for each Fund with an Equity
                                        Growth Plus investment strategy.  The
                                        foregoing Annual Minimum Fees assume
                                        that each Fund includes one class of
                                        shares of beneficial interest (each,
                                        a "Class").

                                        In the event a Fund is comprised of more than one Class, the Fund will be assessed an additional annual fee equal to $10,000 per Class.

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NEW FUND FEES:                          There will be a one-time additional
                                        service charge of $10,000 for services
                                        provided by SEI in assisting and
                                        coordinating the launch of each new Fund on behalf of the Adviser, such fee to be paid by the Adviser by electronic wire transfer of immediately available funds to the wire instructions set forth below in advance of SEI beginning performance of the new Fund organizational services; provided, however, that such fee shall not apply with respect to the first five Funds established hereunder. For the avoidance of doubt, this Schedule need not be updated each time a new Fund is added to the Trust.

                                        Wells Fargo Bank NA
                                        Winston-Salem, NC
                                        ABA # 053000219
                                        SEI Investments Company
                                        Acct #2079900401288
                                        Ref: LOGAN CIRCLE PARTNERS SERIES TRUST
                                        -- New Funds

ADVISER MAINTENANCE FEE:                To the extent that the Board of Trustees
                                        of the Trust (the "Board") has approved
                                        a Fund within the Trust and approved
                                        Adviser as the Fund's adviser, and such
                                        Fund has not commenced operations (as
                                        defined below) by the date that is the
                                        three-month anniversary of the date of
                                        the last such approval (the "Approval
                                        Date"), then Adviser shall pay SEI a
                                        relationship maintenance fee equal to
                                        $400 per month for each month that the
                                        Fund has not commenced operations and
                                        such fee shall be retroactive to include each of the first three months following the Approval Date. For purposes of the foregoing, a Fund shall be deemed to have "commenced operations" as of the date on which SEI first calculates a Fund's official net asset value.

ANNUAL CPI INCREASE:                    From and after the expiration of the
                                        Initial Term, the fees payable hereunder shall be subject to one annual increase at SEI's discretion, equal to the percentage increase in the Philadelphia
                                        Consumer Price Index since the Amendment
                                        Effective Date with respect to the first such increase and since the date of the immediately preceding increase with respect to all subsequent increases;
                                        provided, however, that SEI shall notify a Fund of its intent to effectuate any such increase at least thirty days prior to the effectiveness of such increase.


REORGANIZATION FEES:                    The Adviser shall pay SEI a transaction
                                        charge equal to $50,000 in connection
                                        with each Reorganization Event to which
                                        any Fund thereof is a party, provided
                                        however that a Fund's transition into
                                        the Trust shall not be considered to be
                                        a Reorganization Event. For purposes of
                                        the foregoing, a "Reorganization Event"
                                        means any material change in the
                                        organizational structure of a Fund,
                                        including, without limitation, any
                                        merger, acquisition or divestiture of
                                        all or any portion of the assets of a
                                        Fund as well as any acquisition or
                                        merger by a Fund of any other Fund or
                                        assets into the Fund.

OPERATIONAL AUTOMATION:                 A critical component of SEI's services
                                        is valuation of a Fund's portfolio.
                                        Automated trade delivery and receipt
                                        between a Fund's Adviser and
                                        Administrator is critical to high
                                        quality service. Accordingly,
                                        Administrator and the Adviser agree to
                                        use best efforts to implement automated
                                        trade delivery and receipt as soon as
                                        practicable after a Fund's establishment in the Trust.


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TERM:                                   The term of the Schedule with respect to
                                        each Fund for the fund administration
                                        and accounting agreement shall be for a
                                        period of four years from and after the
                                        date that the Fund commences operations
                                        and SEI begins calculating such Fund's
                                        official net asset value (the "Initial
                                        Term"). Following expiration of the
                                        Initial Term, the term shall continue in effect for successive periods of two years (each, a "Renewal Term").

                                        The Initial Term of the Schedule with
                                        respect to each Fund for the
                                        distribution agreement shall be for a
                                        period of two years, and each Renewal
                                        Term shall be for one year periods.

TERMINATION:                            The Schedules may be terminated only:
                                        (a) by SEI or a Fund at the end of the
                                        Initial Term or the end of any Renewal
                                        Term on ninety days prior written
                                        notice; (b) by SEI or a Fund on such
                                        date as is specified in written notice
                                        given by the terminating party, in the
                                        event of a material breach of this
                                        Agreement by the other party, provided
                                        the terminating party has notified the
                                        other party of such material breach at
                                        least sixty days prior to the specified
                                        date of termination and the breaching
                                        party has not remedied such breach by
                                        the specified date; (c) as to any Fund,
                                        upon forty-five days prior written
                                        notice, effective (i) upon the
                                        reorganization or merger of a Fund into
                                        another entity, provided that SEI or one of its affiliates enters into a written agreement to provide administration services on behalf of such surviving entity, or (ii) upon any "change of control" of the Adviser by sale, merger, reorganization, acquisition or other disposition of substantially all of the assets of the Adviser to a third party, provided that SEI or one of its affiliates enters into a written agreement to provide administration services on behalf of the third party or surviving entity; or (d) by a Fund giving ninety days prior notice in writing to SEI prior to the Liquidation
                                        (as hereinafter defined) of such Fund.
                                        For purposes of this paragraph, the term
                                        "Liquidation" shall mean a transaction
                                        in which all the assets of a Fund are
                                        sold or otherwise disposed of and
                                        proceeds there from are distributed in
                                        cash to the shareholders in complete
                                        liquidation of the interests of Interest holders in such Fund. Termination for Liquidation shall be effective as of the date of such Liquidation.
                                        Notwithstanding the foregoing, the right to terminate for Liquidation set forth herein shall not relieve the liquidating
                                        Fund of its obligation to pay the fees
                                        set forth in the Amended Agreements for
                                        the remainder of the ninety day notice
                                        period referenced herein. For purposes
                                        of this paragraph, the term "change of
                                        control" shall mean any transaction that results in the transfer of right, title and ownership of fifty-one percent or more of the equity interests of the Adviser to a third party. For the avoidance of doubt, except as expressly set forth below, the Amended Agreements may be terminated as set forth above for no additional fees and the Buyout Amount set forth below shall not be apply.

EARLY TERMINATION:                      In the event that the parties may agree
                                        to terminate the Amended Agreements with respect to a Fund before the expiration of the then current term (hereinafter, an "Early Termination"), on or before such effective date of termination, (i) the terminating Fund shall not be in material breach of the Amended Agreement and (ii) the Adviser shall pay a Buyout
                                        Amount to SEI in the manner set forth
                                        below. As used herein, the term "Buyout
                                        Amount" shall mean the amount that is
                                        equal to (1) the average monthly fee
                                        payable by the Fund to SEI hereunder
                                        during the six month period (or such
                                        shorter period if fewer than six
                                        months have elapsed since the effective
                                        date of this Schedule) immediately
                                        preceding the mutual agreement called
                                        for in this paragraph multiplied by (2)
                                        the number of months remaining in the
                                        then current term (including any Renewal
                                        Term to which the Fund is already
                                        committed); provided, however, that in
                                        the event that the Early Termination is
                                        effected upon any "change of control" of the Adviser by sale, merger, reorganization, acquisition or other disposition of substantially all of the assets of the Adviser to a third party and neither SEI nor one of its affiliates enters into a written agreement to provide administration services on behalf of the third party or surviving entity, then the term "Buyout
                                        Amount" shall mean the amount that is
                                        equal to (1) the average monthly fee
                                        payable by the Fund to SEI hereunder
                                        during the six month period (or such
                                        shorter period if fewer than six months
                                        have elapsed since the effective date of this Schedule) immediately preceding the mutual agreement called for in this paragraph multiplied by (2) the lesser of (x) the number of months remaining in the then current term (including any Renewal Term to which the Fund is already committed) or (y) twelve months.
                                        The Adviser shall pay the Buyout Amount
                                        to SEI promptly after the effective date of the Early Termination by means of wire or other immediately available funds. ADVISER EXPENSE REPAYMENT: FINRA fees for mutual fund marketing materials advanced by SEI, in its sole discretion on behalf of a Fund or the undersigned
                                        Adviser not covered under an expense
                                        limitation agreement between a Fund and
                                        the Adviser and such other fees as the
                                        parties may mutually agree upon in
                                        advance and in writing from time to time shall be promptly repaid to SEI
                                        ("Repayment Obligation"). Any such
                                        Repayment Obligation of the Adviser
                                        shall survive: (i) the termination of
                                        the Agreement and this Schedule thereto,
                                        (ii) any merger or liquidation of any
                                        subject Fund, unless and until the
                                        Repayment Obligation is indefeasibly
                                        paid in full.

ASSUMPTIONS:                            The Adviser on behalf of each Fund shall
                                        use commercially reasonable efforts to
                                        implement automatic trade communication
                                        to SEI and automated custody
                                        reconciliation as soon as practicable
                                        following the date of this Schedule.

                                        The Adviser acknowledges and accepts
                                        that the Trust structure in place
                                        facilitates the administrative service
                                        offering by SEI and that certain Trust
                                        level service provider agreements
                                        currently in place (e.g., Transfer
                                        Agency Agreement, Custody Agreement) are entered into and agreed to between the Trust and the applicable service provider and that the services being provided otherwise benefit the Fund. The Adviser acknowledges and agrees that it has reviewed and understands the general terms and conditions of these service provider agreements and consents to the obligations, applicable fees and the services to be provided to the Fund under such Agreements.

INVESTMENT ADVISOR                      The Investment Advisor shall be
SPECIFIC OBLIGATIONS                    responsible for providing the following
                                        information to the Administrator as
                                        indicated:

                                        (a)  A list of contact persons (primary,
                                             backup and secondary backup) of
                                             each Series' Investment Advisor,
                                             and, if applicable, sub-advisor,
                                             who can be reached until 6:30 p.m.
                                             ET with respect to valuation
                                             matters.


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                                        (b)  Copies of all Trust Data reasonably
                                             requested by the Administrator or
                                             necessary for the Administrator to
                                             perform its obligations pursuant to
                                             this Agreement.


                                        (c)  Notices to the Investment Advisor
                                             pursuant to Section 12.08 of the
                                             Agreement shall be sent to:


                                        Name of Contact: _______________________

                                        Address: _______________________________

                                        Telephone No.: _________________________

                                        Facsimile No.: _________________________

                                        Email Address:__________________________


IN WITNESS WHEREOF, the parties hereto have executed this Series Schedule to the Administration Agreement dated February 12, 2014 by their duly authorized representatives as of the day and year first above written.

THE ADVISORS' INNER CIRCLE FUND III,
On behalf of the

BY: ____________________________________
    Name:
    Title:

SEI INVESTMENTS GLOBAL FUNDS SERVICES

BY: ____________________________________
    Name:
    Title:

AGREED TO AND ACCEPTED BY:

Logan Circle Partners, L.P., Advisor to
Logan Circle Partners Funds

BY: ____________________________________
    Name:
    Title: